                                                                    EXHIBIT 10.1

                                PROMISSORY NOTE


$10,000,000                                              Los Angeles, California
                                                              September 18, 1997

          For value received, LTC Properties, Inc. (the "Company") unconditionally promises to pay to the order of The Sumitomo Bank, Limited (the "Bank"), at its office located at 233 Wacker Drive, Suite 5400, Chicago, Illinois 60606, the principal amount of TEN MILLION DOLLARS ($10,000,000.00) on October 31, 1997 (the "Maturity Date"); provided, however that this Note shall
                       -------------
become immediately due and payable upon (i) the occurrence of any of the events set forth in Section 9 of the Second Amended and Restated Revolving Credit Agreement dated as of May 21, 1996 among the Company, the Bank, Sanwa Bank California, as agent, and the banks party thereto (as amended, the "Credit
                                                                    ------
Agreement"), each of the terms of which Section 9 are hereby incorporated herein
---------
mutatis mutandis, (ii) the filing by, or against, the Company of any petition
----------------
for protection under the United States Bankruptcy Code, or any similar statute,
(iii) the effective date of any credit agreement (other than the Credit Agreement) entered into by the Company and financial institutions including Sanwa Bank California as agent and the Bank, or (iv) the forty-fifth day after the date on which the first loan evidenced hereunder was made.

          Capitalized terms shall have the meanings assigned to such terms in Annex I to this Note.

          The Company promises to pay interest on the unpaid balance of the principal amount of this Note from and including the date of this Note to but excluding the date this Note is paid in full at a rate per annum equal to the Eurodollar Rate or, if applicable as provided below, the Base Rate.

          The principal amount of this Note, plus all accrued interest, shall be due and payable on the Maturity Date or such earlier date as provided in this Note. Any amount of principal of or interest on this Note not paid when due (whether by maturity, acceleration or otherwise) shall bear interest from and including such date to but excluding the date paid in full, at a rate per annum equal to 2.0% in excess of the rate set forth below (the "Post-Default Rate").

          Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the last day of each month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period for such Loan and (iii) in the case of any Loan, upon the payment or prepayment of such Loan or the Conversion or Continuance of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Converted or Continued), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          The Company shall have the right to prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; provided that: (a) the Company
                                                 --------
shall give the Bank notice of each such prepayment, Conversion or Continuation as provided herein (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder); (b) Eurodollar Loans may be Continued or Converted only on the last day of an Interest Period for such Loans; and (c) Eurodollar Loans may only be prepaid on the last day of an Interest Period for such Loans unless all costs to be paid pursuant to Section 5 of the Credit Agreement (each of the terms, conditions and provisions of which are hereby incorporated herein mutatis mutandis) as a result of such prepayment are paid simultaneously with such prepayment. Notwithstanding the foregoing, and without limiting the rights and remedies of the Bank, in the event that any default under this Note or under the Credit Agreement shall have occurred and be continuing, the Bank may suspend the right of the Company to Convert any loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted into (on the last day(s) of their respective Interest Periods) into Base Rate Loans. In addition upon the occurrence of any of the events set forth in Section 5 of the Credit Agreement precluding the making of Eurodollar Loans, all Eurodollar Loans shall be Converted into Base Rate Loans.

      Notices by the Company to of Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Bank not later than 12:00 noon Chicago time three Business Days prior to the date of the relevant Conversion, Continuation or prepayment or the first day of such Interest Period.

      Each notice of Conversion, Continuation or optional prepayment shall specify the Loans to be Converted, Continued or prepaid and the amount and Type of each Loan to be Converted, Continued or prepaid and the amount and Type of each Loan to be Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Note, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

      Each Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $1,000,000 (Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Notwithstanding any other provision of this Note, the aggregate principal amount of Eurodollar Loans of each Type having the same Interest Period shall be in an amount at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

      No more than three separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

      All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at the Bank's office specified above. The Bank may (but shall not be obligated to) debit the amount of any payment that is not made when due (whether by maturity, acceleration or otherwise) to any deposit account of the Company with the Bank. This Note may be prepaid in full or in part without penalty.

      The Company waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

      The Company agrees to reimburse the Bank on demand for all costs, expenses and charges (including, without limitation, attorneys' fees and charges) in connection with the negotiation, documentation, interpretation or enforcement of this Note.

      This Note shall be binding on the Company and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns; provided that the Company may not delegate any obligations under this Note without prior written consent of the Bank.

      The Company represents and warrants that:

           It is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power, and has all material governmental approvals necessary, to own its assets and to carry on its business as now being or as proposed to be conducted;

           The execution and delivery of this Note will not conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company or any applicable governmental regulation or the Credit Agreement or any other material agreement or instrument to which the Company is a party or to which it is subject, or constitute a default under, or result in the termination of, or result in the acceleration or mandatory prepayment of, any indebtedness evidenced by the Credit Agreement or any such other agreement or instrument;

           Each of the representations and warranties contained in the Credit Agreement are true and correct prior to and after giving effect to the execution and delivery of this Note and the incurrence of the indebtedness evidenced hereby; and

           The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under this Note; the execution, delivery and performance by the Company of this Note has been duly authorized by all necessary corporate action on its part; and this Note when executed and delivered by the Company for value will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms.

      Each of the terms, conditions and provisions of Section 8 of the Credit Agreement are hereby incorporated herein mutatis mutandis.
                                         ------- --------

      All notices and communications to be given under this Note shall be given or made in writing to the intended recipient at the address specified below or, at such other address as shall be designated in a notice given to such entity. All such communications shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as follows:

     To the Company:     LTC Properties, Inc.
                               300 Esplanade Drive
                               Suite 1860
                               Oxnard, California 93050
                               Telecopier: (805) 981-8663


                               Attn:  Mr. James Pieczynski

     To the Bank:        The Sumitomo Bank, Limited
                               U.S. Commercial Banking Division
                               800 W. 6th Street, Suite 950
                               Los Angeles, California 90017
                               Telecopier: (213) 623-4629

                               Attn:  Ms. Yvonne K. Tso

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF CALIFORNIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDED AND RESTATED NOTE.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered as of the day and year first above written.


                                       LTC PROPERTIES, INC.



                                       By /s/ James J. Pieczynski
                                         ------------------------
                                        Name:  James J. Pieczynski
                                        Title: President & CFO

                                        BANKS
                                        -----

                                        SANWA BANK CALIFORNIA



                                        By: ______________________________
                                            Name:
                                            Title:



                                        THE SUMITOMO BANK, LIMITED


                                        By: ______________________________
                                            Name:
                                            Title:



                                        By: ______________________________
                                            Name:
                                            Title:



                                        BANK HAPOALIM, B.M.,
                                        SAN FRANCISCO BRANCH


                                        By: ______________________________
                                            Name:
                                            Title:



                                        By: ______________________________
                                            Name:
                                            Title:

                                    ANNEX I

                                  DEFINITIONS
                                  -----------

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Reference Rate for such day. Each interest rate that is to be based upon the Base Rate shall change upon any change in the Base Rate, effective as of the opening of business on the day of such change in the Base Rate.

          "Business Day" shall mean (a) any day on which commercial banks are
           ------------
not authorized or required to close in Los Angeles, California or Chicago, Illinois and (b) if such day relates to a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation of a Eurodollar Loan of one Type as a Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period for such Loan, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) as determined by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering to lenders by leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Bank for such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
on the Eurodollar Rate.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Bank to be equal to the sum of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period, plus 3.00%.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to the Bank on such Business Day on such transactions as determined by the Bank.

      "Interest Period" shall mean, with respect to any Eurodollar Loan, each
       ---------------
period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second or third calendar month thereafter, as the Company may select as provided in the Note, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calender month) shall end on the last Business day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) on Interest Period may end after the Maturity Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available under this Agreement for such period.

      "Loans" shall mean the initial $10,000,000 loan made hereunder and any
       -----
Continuations or Conversions of such loan, which may be Base Rate Loans, Eurodollar Loans or both.

      "Reference Rate" shall mean the rate of interest form time to time
       --------------
announced by the Bank as its prime rate. Such announced rate in not necessarily the lowest rate offered by the Bank and Bank as its prime rate. Such announced rate is not necessarily the lowest rate offered by the Bank and any other extension of credit by the Bank may be at rates above, below or at such announced rate.

      "Reserve Requirement" shall mean, for any Interest Period for any
       -------------------
Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve system in Chicago, Illinois with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" or (ii) any category of extensions of credit or other assets that includes Eurodollar Loans.

      "Type" with respect to a Loan, means whether such Loan is a Base Rate Loan
       ----
or a Eurodollar Loan, each of which constitutes a Type.

                   AMENDMENT TO SECOND AMENDED AND RESTATED
                   ----------------------------------------
                REVOLVING CREDIT AGREEMENT, WAIVER AND CONSENT
                ----------------------------------------------


      THIS AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, WAIVER AND CONSENT (this "Amendment") dated as of September 17, 1997, is made
                          ---------
among: LTC PROPERTIES, INC., a Maryland corporation (the "Company"); each of the
                                                          -------
lenders identified under the caption "BANKS" on the signature pages of the Credit Agreement (as defined below) or which, pursuant to Section 11.6(b) of the Credit Agreement, shall become a "Bank" under the Credit Agreement (individually, a "Bank" and, collectively, the "Banks"); and Sanwa Bank
                  ----                          -----
California, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
                                  -----

                                R E C I T A L S
                                - - - - - - - -

      I. The Company, the Agent and the Banks are parties to the Second Amended and Restated Revolving Credit Agreement, dated as of May 21, 1996 (as amended, the "Credit Agreement");
              ----------------

     II. The Company desires to enter into a bridge loan facility (the "Sumitomo Bridge Loan Facility") with The Sumitomo Bank, Limited ("Sumitomo"),
 -----------------------------                                     --------
acting in its own capacity and not as a Bank under the Credit Agreement, in an amount not to exceed $10,000,000 and to issue a promissory note (the "Promissory
                                                                      ----------
Note") in favor of Sumitomo in the mount of $10,000,000;
----

    III. The Company has requested that the Agent and the Banks (i) consent to the Company and Sumitomo entering into the Sumitomo Bridge Loan Facility and the Company's incurrence of indebtedness therewith and grant certain waivers under the Credit Agreement in connection with such indebtedness; and

     IV. The Agent and the Majority Banks are willing to accommodate the Company's requests on the terms and conditions contained in this Amendment.

     The Company, the Agent and the Majority Banks agree as follows:

                               A G R E E M E N T
                               - - - - - - - - -

      1. Defined Terms. Capitalized terms used but not defined in this
         -------------
Amendment shall have the meanings assigned to such terms in the Credit Agreement and the rules of interpretation set forth in Section 1.4 of the Credit Agreement shall be applicable to this Amendment.

      2. Amendment to Section 1.1 of the Credit Agreement.
         ------------------------------------------------
         (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in the correct alphabetical order:

            "Sumitomo Bridge Loan Facility" shall mean, the bridge loan facility
             -----------------------------
      provided to the Company by Sumitomo pursuant to the promissory note dated as of September 18, 1997, as amended, supplemented or otherwise modified.

         (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Senior Funded Debt" in its entirety and inserting in its place the following definition:

            "Senior Funded Debt" shall mean all Indebtedness of the Company
             ------------------
      under the Goldman Facility, this Agreement, the Bridge Loan Facility and the Sumitomo Bridge Loan Facility.

      3. Consent. The Agent and the Majority Banks hereby consent to the
         -------
Sumitomo Bridge Loan Facility and the issuance of the Promissory Note in connection therewith.

      4. Waiver. The Agent and the Majority Banks hereby waive the application
         ------
of the provisions of Section 8.7 and Section 8.8 of the Credit Agreement to
                     -----------     -----------
allow the Company to enter into the Sumitomo Bridge Loan Facility and issue the Promissory Note.

      5. Representations. The Company represents and warrants to the Agent and
         ---------------
the Banks that (a) the Company has all requisite corporate power to execute and deliver this Amendment and to perform its obligations under this Amendment;
(b) execution, delivery and performance of this Amendment, the Sumitomo Bridge Loan Facility and the issuance of the Promissory Note have been duly authorized by all necessary corporate action by the Company; (c) this Amendment constitutes a legal, valid and binding obligation of the Company; and (d) prior to and after giving effect to this Amendment, the Sumitomo Bridge Loan Facility and the Promissory Note, no Default or Event of Default shall have occurred or be continuing.

      6.   Effect of Amendment. The consent set forth in Section 3 of this
           -------------------                           ---------
Amendment and the waiver set forth in Section 4 of this Amendment are limited in effect, shall apply only as expressly set forth in this Amendment and shall not constitute a waiver of any other provision of the Credit Agreement. The Credit Agreement shall be modified only by the express provisions of this Amendment and shall otherwise remain in full force and effect and is hereby ratified and confirmed in all respects.

      7.   Entire Agreement. This Amendment constitutes the complete agreement
           ----------------
of the parties with respect to the subject matters referred to in this Amendment and supersedes all prior or contemporaneous negotiations, promises, covenants, agreements or representations of every nature whatsoever with respect thereto, all of which become merged and finally integrated into this Amendment.

      8.   Successors and Assigns. This Amendment shall be binding upon and
           ----------------------
inure to the benefit of the parties to this Amendment and their respective successors and permitted assigns.

      9.   GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AMENDMENT AND THE
           -----------------------------------------
CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR THE CREDIT AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

      10.   WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE AGENT AND THE BANKS
            --------------------
HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, THE CREDIT AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT OR THE CREDIT AGREEMENT.

      11.   Counterparts. This Amendment may be executed in any number of
            ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Amendment may execute this Amendment by signing any such counterpart.

           IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.


                                                COMPANY
                                                -------

                                                LTC PROPERTIES, INC.


                                                By: /s/ James J. Pieczynski
                                                    ------------------------
                                                    Name: James J. Pieczynski
                                                    Title: President & CFO

                                                AGENT
                                                -----

                                                SANWA BANK CALIFORNIA, as Agent


                                                By:
                                                    ---------------------------
                                                    Name:
                                                    Title:

                             OFFICER'S CERTIFICATE

                                      OF

                             LTC PROPERTIES, INC.



         The undersigned, James J. Pieczynski, Senior Vice President and Chief Financial Officer of LTC Properties, Inc., a Maryland corporation (the "Company"), does hereby certify, in connection with the Promissory Note dated as of September 18, 1997 (the "Promissory Note"), that:
   ------------

         1. no default has occurred or is continuing under the Credit Agreement dated as of March 21, 1996 (as amended, the "Credit Agreement") among the Company, each of the lenders named therein and Sanwa Bank California, as agent for such lenders, or any other material agreement of the Company or would result from the Company's entering in to the Promissory Note; and

         2. the representations and warranties made by the Company in Section 7 of the Credit Agreement are true and complete on and as of the date hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this 18 day of September, 1997.
                 --        ---------


                              LTC PROPERTIES, INC.


                              By: /s/ James J. Pieczynski
                                 ------------------------
                                 Name:  James J. Pieczynski
                                 Title: Senior Vice President and
                                          Chief Financial Officer

                                      -1-